                                                               Exhibit 99(a)(10)

     Pursuant to Rule 306 of Regulation S-T, on behalf of IVAX Corporation and the Purchaser, I hereby represent that the following is a fair and accurate English translation of the Letter to Shareholders of Laboratorio Chile S.A. originally written in Spanish. Although IVAX and Purchaser believe the following English translation to be an accurate translation of the original document written in Spanish, the following English translation is qualified in its entirety by reference to the original document written in Spanish.


                                        IVAX Corporation



                                        By: /s/ Neil Flanzraich
                                            -------------------
                                            Neil Flanzraich
                                            Vice Chairman and President


                                        IVAX Holdings C.I.



                                        By: /s/ Neil Flanzraich
                                            -------------------
                                            Neil Flanzraich
                                            President


                                                          Santiago, June 2, 2001

Dear Shareholder of Laboratorio Chile S.A.:

IVAX CORPORATION ("IVAX"), through its subsidiary in Chile, Inversiones Glaciar I Limitada, has offered you and all the shareholders of Laboratorio Chile S.A. ("Laboratorio Chile" or the "Company"), through the notice of offer published on May 30, 2001, in El Mercurio de Santiago and Las Ultimas Noticias newspapers, to purchase in Chile all the outstanding shares of Laboratorio Chile that are offered for sale, at a price of US$1.25 per share, payable in Chilean Pesos according to the observed US dollar exchange rate published by the Central Bank of Chile, the next business day after the offer's expiration date. Using the observed US dollar exchange rate of May 31, 2001 of Ch$610.53 per US$1 dollar as reference, the equivalent price is Ch$763.16 per share. Simultaneously, IVAX has offered in the United States of America to purchase all Laboratorio Chile's outstanding shares offered for sale by U.S. residents, at a price of US$1.25 per share and all the ADSs of Laboratorio Chile that are offered for sale, at US$25.00 per ADS (considering that 20 shares equal one ADS, the price of both offers is the same).

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The price offered in Chile is 44.5% higher than the closing price on December
29, 2000, and 37.8% higher than the average closing price for the first quarter in 2001.
--------------------------------------------------------------------------------

               All the shares offered for sale will be purchased.


--------------------------------------------------------------------------------
      We need you to APPROVE the by-law amendment of Laboratorio Chile.
--------------------------------------------------------------------------------

In order that our offer or any other that seeks to acquire control of over 49.9% of Laboratorio Chile takes place, and for you to be able to sell your shares at a premium, it is necessary that the Extraordinary Shareholders' Meeting (the "Meeting") to be held on June 22, 2001, APPROVES the amendment of the by-laws to allow, among other things, that any shareholder may own over 49.9% of the voting shares of the Company. This amendment requires a favorable vote of 75% of the shares issued by Laboratorio Chile. NOT VOTING IS EQUIVALENT TO VOTING AGAINST.

Also, please bear in mind that it is a condition of our offer that prior to the Meeting, we receive acceptances of the offer representing at least 211,720,000 shares of Laboratorio Chile, equivalent to 67% of the Company's outstanding shares. Therefore, we strongly recommend you to make all the necessary arrangements to accept our offer prior to the Meeting. Remember that you may withdraw your acceptance at any time during the offer period.

--------------------------------------------------------------------------------
  Comercial e Inversiones Portfolio Limitada and Inversiones Portfolio S.A., which jointly controlled 27.4% of Laboratorio Chile's outstanding shares in December 2000, have publicly given their approval to the amendment of Laboratorio Chile's by-laws and have agreed to accept IVAX' offer.
--------------------------------------------------------------------------------

                                   IMPORTANT
                                   ---------

     To carry out this transaction and for you to receive the premium offered by IVAX, we need your vote:

     . The enclosed proxy will allow you to be represented in the Extraordinary Shareholders' Meeting, in which the amendment of the by-laws will be voted.

You may personally attend the Meeting or be represented in the Meeting by appointing a third party. To facilitate your representation in the Meeting, you may issue a proxy in favor of Jose Maria Eyzaguirre Baeza, legal advisor to the offerer, who will represent you and vote in favor of the amendment of the by-laws.

If you choose not to attend, please fill in the attached proxy and mail it, in the pre-paid envelope provided for this purpose, to Clasificador 4-34, Santiago or you may call 800-220-800.

With the goal of you having sufficient information to make a decision regarding the offer, we shall be mailing you a prospectus containing the terms and conditions of the offer and the necessary forms to participate in this offer.

If you have any doubt concerning this matter, please contact Deutsche Securities Corredores de Bolsa Limitada, Callao 2975, Oficina 101, Las Condes, Santiago, telephone 800-220-880, or contact your current stockbroker.


--------------------------------------------------------------------------------
    REMEMBER THAT YOUR VOTE IS ESSENTIAL IN ORDER TO KEEP THE OFFER GOING.
--------------------------------------------------------------------------------


Sincerely yours,



Inversiones Glaciar I Limitada
a subsidiary of
IVAX CORPORATION

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                           PROXY - POWER OF ATTORNEY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  NOTE: ACCORDING TO ARTICLE 64 OF THE CHILEAN CORPORATIONS REGULATIONS, IN ODER TO MAKE THIS PROXY VALID, THE PLACE, DATE OF GRANTING AND NAME OF THE ATTORNEY MUST BE HANDWRITTEN BY THE SHAREHOLDER.
--------------------------------------------------------------------------------

                                      ,                    ,
              ------------------------  -------------------  ------
              Place of granting (city)    month        day    year
           (must be handwritten by the shareholder who signs below)



Mr. Chairman of the Board
Laboratorio Chile S.A.


As of today I hereby authorize Mr.                          to represent me with
                                   ------------------------
                                   (first name) (last name)

the right to speak and vote in every action at the extraordinary shareholders' meeting of Laboratorio Chile S.A. scheduled for June 22, 2001, at 4 p.m., or the one to take place in case the first one does not meet quorum requirements, by defect in the convocation, or due to a suspension called by the Board of Directors or the Superintendencia de Valores y Seguros as stipulated in Article 63, Paragraph 2 of Law 18,046.

The attorney above named is expressly authorized to freely delegate this mandate at any time. In the exercise of this mandate, the attorney or the person empowered, may make use at the meeting of every right which I am entitled to as a shareholder, in accordance with Law 18.046, Chilean Corporations Regulations and the Company's by-laws.

This proxy will only be considered as revoked by another proxy, dated subsequent to this proxy, which the undersigned grants to a person other than the attorney formerly appointed.

I grant this proxy for the total number of shares according to the shareholders' registry five business days prior to the date scheduled for the meeting.

                                                  x
     ----------------------                        -----------------------
       Shareholder's name                          Shareholder's signature


                         ----------------------------
                               Shareholder's RUT